BlackRock Fundamental Growth Principal Protected Fund of BlackRock Principal Protected Trust

(formerly Merrill Lynch Fundamental Growth Principal Protected Fund of Merrill Lynch Principal Protected Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Appendix D of Schedule 14A (Definitive Notice and Proxy Statement) filed on June 16, 2006 (SEC Accession No. 0000891092-06-001555).